NANOPHASE TECHNOLOGIES CORPORATION 8-K

Exhibit 10.1

SECOND AMENDMENT TO BUSINESS LOAN AGREEMENT

This Second Amendment is dated as of September 8, 2020 and is by and between NANOPHASE TECHNOLOGIES CORPORATION, a Delaware corporation ("Borrower") in favor of BEACHCORP, LLC, a Delaware limited liability company ("Lender") and amends that certain Business Loan Agreement dated as of November 19, 2018 ( as amended, "Loan Agreement") between Borrower and Lender (the "Loan Agreement").

1.     Borrower and Lender hereby agree to amend the Loan Agreement as follows:

(a)     Section 1.1(c) is hereby amended by substituting the amount "$2,750,000.00" for the amount "$2,000,000.00".

(b)     Section 7.1 is hereby amended by amending the definition of "Revolving Note" in its entirety to read as follows:

"Revolving Note. The words "Revolving Note" mean the Replacement Promissory Note (Revolving Note) from Borrower to Lender dated as of September 8, 2020 in the principal amount of $2,750,000.00, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for such promissory note."

2.     Borrower represents to the Lender that it has no defenses, setoffs, claims or counterclaims of any kind or nature whatsoever against Lender in connection with the Loan Agreement or any Related Documents (as defined therein (collectively with the Loan Agreement, the "Loan Documents"), and any amendments to said documents or any action taken or not taken by the Lender with respect thereto or with respect to the collateral. Without limiting the generality of the foregoing, Borrower hereby releases and forever discharges Lender, its affiliates, and each of its officers, managers, agents, employees, attorneys, insurers, successors and assigns, from any and all liabilities, or causes of action, known or unknown, arising out of any action or inaction with respect to the Loan Documents.

3.     Except as modified hereby, the Loan Agreement is hereby ratified and affirmed in all respects.

NANOPHASE TECHNOLOGIES CORPORATION		BEACHCORP, LLC

By:	/s/ Jess Jankowski	By:	/s/ Bradford T. Whitmore
	Jess Jankowski		Bradford T. Whitmore
	President & Chief Executive Officer		Manager

Acknowledged:

SOLESENCE, LLC

By:	/s/ Jess Jankowski
Name:	Jess Jankowski
Its:	President & Chief Executive Officer